SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                        ------------------------------

                                   FORM 8-K/A

                        ------------------------------


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       October 21, 1997
                                                 -----------------------


                       INTEGRATED HEALTH SERVICES, INC.
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

          Delaware                   1-12306                23-2428312
----------------------------       -----------         ------------------
(State or Other Jurisdiction       (Commission            (IRS Employer
     of Incorporation)             File Number)        Identification No.)


10065 Red Run Boulevard, Owings Mills, Maryland                    21117
-----------------------------------------------                  ---------
of Principal Executive Offices)                                  (Zip Code)


Registrant's telephone number, including area code:    (410) 998-8400
                                                    -----------------------


                                Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 21, 1997, Integrated Health Services, Inc. ("IHS") acquired RoTech Medical Corporation ("RoTech") through merger of a wholly-owned subsidiary of IHS into RoTech (the "Merger"), with RoTech becoming a wholly-owned subsidiary of IHS. RoTech provides home healthcare products and services, with an emphasis on home respiratory, home medical equipment and infusion therapy, primarily in non-urban areas. RoTech currently operates 631 home health locations in 36 states and approximately 26 primary care physicians practices.

     Under the terms of the Merger, holders of RoTech Common Stock received for each share of RoTech Common Stock 0.5806 of a share of IHS Common Stock (the "Exchange Ratio"), having a market value of $19.16 based on the $33.00 closing price of the IHS Common Stock on October 21, 1997, the effective date of the Merger. Options to purchase RoTech Common Stock ("RoTech Options") were converted at the closing into options to purchase IHS Common Stock based on the Exchange Ratio. IHS issued approximately 15,350,670 shares of IHS Common Stock in the Merger, and reserved for issuance approximately 1,841,700 shares of IHS Common Stock issuable upon exercise of RoTech Options. In addition, RoTech's outstanding 5 1/4% convertible subordinated debentures became convertible into approximately 2,433,000 shares of IHS Common Stock at a conversion price of $45.21 per share of IHS Common Stock. The Merger consideration aggregated approximately $514.8 million, substantially all of which will be recorded as goodwill. The transaction will be treated as a purchase for accounting and financial reporting purposes. IHS repaid the $199.7 million of RoTech bank debt assumed in the transaction with the proceeds of the term loans under its new revolving credit and term loan facility.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          1. The consolidated balance sheets of RoTech Medical Corporation and subsidiaries at July 31, 1996 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended July 31, 1997, and the notes thereto, audited by Deloitte & Touche LLP, independent accountants, are included in IHS' Current Report on Form 8-K dated October 21, 1997 and filed with the Securities and Exchange Commission on November 5, 1997.


     (B)  PRO FORMA FINANCIAL INFORMATION.

          IHS' unaudited pro forma consolidated balance sheet at September 30, 1997 and statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997, reflecting the acquisition of RoTech Medical Corporation and certain other acquisitions and divestitures consummated by IHS during the period commencing January 1, 1996 and ending September 30, 1997, are included herein.

     (C)  EXHIBITS.

          2. Agreement and Plan of Merger, dated as of July 6, 1997, among Integrated Health Services, Inc., IHS Acquisition XXIV, Inc. and RoTech Medical Corporation (incorporated herein by reference to Exhibit 2 to Current Report on Form 8-K dated July 6, 1997 of Integrated Health Services, Inc.).

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following  unaudited pro forma  statements of operations give effect to
(i) the sale by IHS of its pharmacy division in July 1996 (the "Pharmacy Sale"),
(ii) the sale by IHS of a majority interest in its assisted living services subsidiary ("ILC") in October 1996 (the "ILC Offering"), (iii) the acquisition of First American Health Care of Georgia, Inc. ("First American") in October 1996 (the "First American Acquisition"), (iv) the acquisition of Community Care of America, Inc. ("CCA") in September 1997 (the "CCA Acquisition"), (v) the acquisition of the lithotripsy division (the "Coram Lithotripsy Division") of Coram Healthcare Corporation (the "Coram Lithotripsy Acquisition") in October 1997, (vi) the acquisition of RoTech Medical Corporation ("RoTech") in October 1997 (the "RoTech Acquisition") and (vii) the acquisition of (a) Vintage Health Care Center, a skilled nursing and assisted living facility, in January 1996 (the "Vintage Acquisition"), (b) Rehab Management Systems, Inc., an outpatient rehabilitation company, in March 1996 (the "RMS Acquisition"), (c) Hospice of the Great Lakes, Inc., a hospice company, in May 1996 (the "Hospice Acquisition"), (d) J.R. Rehab Associates, Inc., an inpatient and outpatient rehabilitation center, in August 1996 (the "J.R. Rehab Acquisition"), (e)
Extendicare of Tennessee, Inc., a home health company, in August 1996 (the "Extendicare Acquisition"), (f) Edgewater Home Infusion Services, Inc., a home infusion company, in August 1996 (the "Edgewater Acquisition"), (g) Century Home Services, Inc., a home health services company, in September 1996 (the "Century Acquisition"), (h) Signature Home Care, Inc., a home health company, in September 1996 (the "Signature Acquisition"), (i) Mediq Mobile X-Ray Services, Inc., a mobile diagnostics company, in November 1996 (the "Mediq Acquisition"),
(j) Total Rehab Services, LLC and Total Rehab Services 02, LLC, providers of contract rehabilitation and respiratory services, in November 1996 (the "Total Rehab Acquisition"), (k) Lifeway Inc., a physician management and disease management company, in November 1996 (the "Lifeway Acquisition"), (l) In-Home Health Care, Inc., a home health company, in January 1997 (the "In-Home Acquisition"), (m) Portable X-Ray Labs, Inc., a mobile diagnostics company, in February 1997 (the "Portable X-Ray Acquisition"), (n) Coastal Rehabilitation, Inc., an inpatient rehabilitation company, in April 1997 (the "Coastal Acquisition"), (o) Health Care Industries, Inc., a home health company, in June 1997 (the "Health Care Industries Acquisition"), (p) Rehab Dynamics, Inc. and Restorative Therapy, Ltd., related contract rehabilitation companies, in June 1997 (the "Rehab Dynamics Acquisition"), (q) Ambulatory Pharmaceutical Services, Inc. and APS American, Inc., related home health companies, in August 1997 (the "APS Acquisition"), (r) Arcadia Services, Inc., a home health company, in August 1997 (the "Arcadia Acquisition") and (s) Barton Creek Healthcare, Inc., a home health company, in September 1997 (the "Barton Creek Acquisition"). The pro forma statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 were prepared as if all of the foregoing transactions were consummated on January 1, 1996. The pro forma statement of operations information does not give effect to the acquisition of the assets of three small ancillary service businesses and the acquisition of five mobile diagnostic companies during the nine months ended September 30, 1997 or various financings conducted by IHS in 1996 and 1997.

     The pro forma balance sheet at September 30, 1997 was prepared as if the Coram Lithotripsy Acquisition and the RoTech Acquisition were consummated at September 30, 1997. The Pharmacy Sale, the ILC Offering, the First American Acquisition, the CCA Acquisition, the Vintage Acquisition, the RMS Acquisition, the Hospice Acquisition, the J.R. Rehab Acquisition, the Extendicare Acquisition, the Edgewater Acquisition, the Century Acquisition, the Signature Acquisition, the Mediq Acquisition, the Total Rehab Acquisition, the Lifeway Acquisition, the In-Home Acquisition, the Portable X-Ray Acquisition, the Coastal Acquisition, the Health Care Industries Acquisition, the Rehab Dynamics Acquisition, the APS Acquisition, the Arcadia Acquisition and the Barton Creek Acquisition were all consummated prior to September 30, 1997 and are therefore reflected in the actual September 30, 1997 balance sheet.

     The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma financial information set forth below is not necessarily indicative of IHS' financial position or the results of operations that actually would have occurred if the transactions had been consummated on the dates shown. In addition, they are not intended to be a projection of results of operations that may be obtained by IHS in the future. The unaudited pro forma financial information should be read in conjunction with the consolidated financial statements and related notes thereto of IHS and certain acquired companies included in IHS' filings with the Securities and Exchange Commission.

                        INTEGRATED HEALTH SERVICES, INC.
                PRO FORMA BALANCE SHEET AS OF SEPTEMBER 30, 1997
                                   (UNAUDITED)

                                 (IN THOUSANDS)

                                                              ASSETS
                                                                             CORAM LITHOTRIPSY
                                                                                 DIVISION
                                                    IHS              ---------------------------------
                                                   ACTUAL               ACTUAL(1)       ADJUSTMENTS
                                                ------------        ----------------- -----------------

Current Assets:
 Cash and cash equivalents ..................    $   58,915             $    --
 Temporary investments  .....................       821,965                  --       $  (131,000)
 Patient accounts and third-party payor
   settlements receivable, net   ............       377,546               1,930
 Inventories, prepaid expenses and other
   current assets ...........................        36,457               4,356
 Income tax receivable  .....................        25,630                  --
                                                 ----------             --------      -----------
   Total current assets .....................     1,320,513               6,286          (131,000)
                                                 ----------             --------      -----------
Property, plant and equipment, net  .........       948,120               5,776
Assets held for sale ........................        12,109                  --
Intangible assets ...........................       836,804              77,745            62,378 (3)
Other assets   ..............................       110,534               3,736
                                                 ----------             --------      -----------
    Total assets  ...........................    $3,228,080             $93,543       $   (68,622)
                                                 ==========             ========      ===========



                                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

 Current maturities of long-term debt  ......    $    6,782           $       --
 Accounts payable and accrued expenses ......       332,813              19,921            $5,000(3)
                                                 ----------           ----------           ------
   Total current liabilities  ...............       339,595              19,921            5,000
                                                 ----------           ----------           ------
Long-term debt:
 Convertible subordinated debentures   ......       258,750                  --
 Other long-term debt less current
   maturities  ..............................     1,933,233                  --
                                                 ----------           ----------
   Total long-term debt .....................     2,191,983                  --
                                                 ----------           ----------
Other long-term liabilities(2)   ............        36,114                  --
Deferred income taxes   .....................        27,501                  --
Deferred gain on sale-leaseback
 transactions  ..............................         5,463                  --
Stockholders' equity:
 Common stock  ..............................            27                  --
 Additional paid-in capital   ...............       531,500                  --
 Retained earnings ..........................       108,221              73,622       $   (73,622)(4)
 Treasury stock   ...........................       (12,324)                 --
                                                 ----------           ----------      -----------
   Total stockholders'
    equity  .................................       627,424              73,622           (73,622)
                                                 ----------           ----------      -----------
    Total liabilities and stockholders'
      equity   ..............................    $3,228,080           $  93,543       $   (68,622)
                                                 ==========           ==========      ===========





                                                            ASSETS
                                                    ROTECH            ROTECH         PRO FORMA
                                                    ACTUAL(1)*      ADJUSTMENTS    CONSOLIDATED
                                                 ----------         -----------    ------------


Current Assets:
 Cash and cash equivalents ..................       $ 12,819                        $   71,734
 Temporary investments  .....................             --         $(180,991)(5)     509,974
 Patient accounts and third-party payor
   settlements receivable, net   ............        112,341                           491,817
 Inventories, prepaid expenses and other
   current assets ...........................         26,980                            67,793
 Income tax receivable  .....................             --               800 (6)      26,430
                                                    --------         ---------     -----------
   Total current assets .....................        152,140          (180,191)      1,167,748
                                                    --------         ---------     -----------
Property, plant and equipment, net  .........        131,240                         1,085,136
Assets held for sale ........................             --                            12,109
Intangible assets ...........................        272,795           306,967 (7)   1,556,689
Other assets   ..............................          4,557                           118,827
                                                    --------         ---------     -----------
    Total assets  ...........................       $560,732          $126,776      $3,940,509
                                                    ========         =========     ===========











Current Liabilities:

 Current maturities of long-term debt  ......       $180,991       $(180,991)(5)   $     6,782
 Accounts payable and accrued                                          4,750 (6)
   expenses .................................         30,970          10,250 (8)       403,704
                                                    --------       ---------       -----------
   Total current liabilities  ...............        211,961        (165,991)          410,486
                                                    --------       ---------       -----------
Long-term debt:
 Convertible subordinated debentures   ......        110,000                           368,750
 Other long-term debt less current
   maturities  ..............................             --                         1,933,233
                                                    --------                        ----------
   Total long-term debt .....................        110,000                         2,301,983
                                                    --------                        ----------
Other long-term liabilities(2)   ............         20,735                            36,114
Deferred income taxes   .....................                                           48,236
Deferred gain on sale-leaseback
 transactions  ..............................             --              --             5,463
Redeemable Common stock  ....................          4,076          (4,076) (9)           --
Stockholders' equity:
 Common Stock................................              5              11 (10)           43
 Additional paid-in capital   ...............        131,269         383,468 (10)    1,046,237
                                                                     (83,534)(10)
 Retained earnings  .........................         83,534          (3,950) (6)      104,271
 Treasury stock   ...........................           (848)            848 (10)      (12,324)
                                                    --------        --------       -----------
   Total stockholders'
    equity  .................................        213,960         296,843         1,138,227
                                                    --------        --------       -----------



    Total liabilities and stockholders'
      equity   ..............................       $560,732        $126,776        $3,940,509
                                                    ========        ========        ==========

----------
* As of July 31, 1997

                       INTEGRATED HEALTH SERVICES, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     IHS           PHARMACY               ILC
                                                  ACTUAL(11)     ADJUSTMENTS(12)     ADJUSTMENTS(13)
                                                ------------- ------------------- -------------------
Net revenues:
 Basic medical services   ..................... $   389,773                        $    (16,101)(a)
 Specialty medical services  ..................     999,209      $    (52,331)(a)
 Management services and other  ...............      45,713                              (1,020)(a)
                                                -----------      ------------       ------------
     Total revenues  ..........................   1,434,695           (52,331)          (17,121)
Costs and expenses:
 Operating, general and administrative
   expenses....................................   1,154,924           (43,279)(a)        (12,453)(a)
 Depreciation and amortization  ...............      41,681            (1,785)(a)           (833)(a)
 Rent   .......................................      77,785              (838)(a)         (1,885)(a)
 Interest, net   ..............................      64,110            (3,817)(b)           (963)(b)
 Non-recurring costs (income)   ...............     (14,457)           34,298 (c)         (8,497)(d)
                                                -----------      ------------       ------------
     Total costs and expenses .................   1,324,043           (15,421)           (24,631)
 Earnings (loss) before equity in earnings
   (loss) of affiliates, income taxes
   and extraordinary items ....................     110,652           (36,910)             7,510
Equity in earnings (loss) of affiliates  ......         828                                  722
                                                -----------      ------------       ------------
 Earnings (loss) before income taxes and
   extraordinary items   ......................     111,480      $    (36,910)      $      8,232
                                                                 ============       ============
Federal and state income taxes ................      63,715
                                                -----------
 Earnings before extraordinary items  ......... $    47,765
                                                ===========
Earnings per share before extraordinary items:
 Primary   .................................... $      2.03
 Fully-diluted   ..............................        1.82
                                                ===========
Weighted average shares:
 Primary   ....................................      23,574
 Fully-diluted   ..............................      31,653

                                                ===========

                                                                                                                  CORAM
                                                                                                                LITHOTRIPSY
                                                    FIRST            FIRST                                       DIVISION
                                                   AMERICAN        AMERICAN          CCA            CCA        ------------
                                                  ACTUAL(14)      ADJUSTMENTS     ACTUAL(15)     ADJUSTMENTS     ACTUAL(16)
                                                -------------- ----------------- ----------- ----------------- ------------
Net revenues:
 Basic medical services   .....................  $       --                      $ 82,653                        $    --
 Specialty medical services  ..................     387,547                        11,367                         48,958
 Management services and other  ...............       3,115                         2,974                             --
                                                 ----------                      ---------                       --------
     Total revenues  ..........................     390,662                        96,994                         48,958
Costs and expenses:
 Operating, general and administrative
   expenses  ..................................     406,800                        85,201                         20,634
 Depreciation and amortization  ...............       5,439       $    4,501 (e)    2,056       $    1,854 (e)     6,773
 Rent   .......................................          --                         5,982                             --
 Interest, net   ..............................       6,208            9,314 (b)    5,013            1,395 (b)        15
 Non-recurring costs (income)   ...............       3,468                        22,062                             --
                                                 ----------       ----------     ---------      ----------       --------
     Total costs and expenses .................     421,915           13,815     $120,314            3,249        27,422
 Earnings (loss) before equity in earnings
   (loss) of affiliates,
   income taxes and extraordinary items .......     (31,253)         (13,815)     (23,320)          (3,249)       21,536
Equity in earnings (loss) of affiliates  ......        (671)                           --                            312
                                                 ----------       ----------     ---------      ----------       --------
 Earnings (loss) before income taxes and
   extraordinary items   ......................  $  (31,924)      $  (13,815)    $(23,320)      $   (3,249)      $21,848
                                                 ==========       ==========     =========      ==========       ========
Federal and state income taxes ................
 Earnings before extraordinary items  .........
Earnings per share before extraordinary
 items:
 Primary   ....................................
 Fully-diluted   ..............................
Weighted average shares:
 Primary   ....................................
 Fully-diluted   ..............................


                                                 CORAM LITHOTRIPSY                                OTHER            OTHER
                                                      DIVISION       ROTECH          ROTECH    ACQUISITIONS    ACQUISITIONS
                                                    ADJUSTMENTS    ACTUAL(17)*     ADJUSTMENT   ACTUAL(18)      ADJUSTMENTS
                                                 ------------------------------ -------------  -------------- ------------------

Net revenues:
 Basic medical services   .....................                    $      --                   $     292
 Specialty medical services  ..................                      344,590                     269,690
 Management services and other  ...............                           --                           3
                                                                   ---------                   ---------
     Total revenues  ..........................                      344,590                     269,985
Costs and expenses:
 Operating, general and administrative ex-
   penses......................................                      258,891                     259,532
 Depreciation and amortization  ...............     $     (533)(e)    36,074    $    2,850 (e)     2,359        $    4,535 (e)
 Rent   .......................................                           --                       3,474
 Interest, net   ..............................          9,746 (b)     9,456           475 (f)     5,039             4,683 (b)
 Non-recurring costs (income)   ...............                           --                          --
                                                    ----------      --------    ----------     ---------        ----------
     Total costs and expenses .................          9,213       304,421         3,325       270,404             9,218
 Earnings (loss) before equity in earnings
   (loss) of affiliates,
   income taxes and extraordinary items .......         (9,213)       40,169        (3,325)         (419)           (9,218)
Equity in earnings (loss) of affiliates  ......                           --                       1,032
                                                    ----------     ---------    ----------     ---------        -----------
 Earnings (loss) before income taxes and
   extraordinary items   ......................     $   (9,213)    $  40,169    $   (3,325)    $     613        $   (9,218)
                                                    ============   =========    ==========     =========        ==========
Federal and state income taxes ................
 Earnings before extraordinary items  .........


Earnings per share before extraordinary items:
 Primary   ....................................
 Fully-diluted   ..............................

Weighted average shares:
 Primary   ....................................                       25,513       (10,700)                         1,985
 Fully-diluted   ..............................                       30,063       (12,608)                         1,985
                                                                    ========    ==========                        =======


                                                    PRO FORMA
                                                   CONSOLIDATED
                                                   ------------

Net revenues:
 Basic medical services   .....................   $  456,617
 Specialty medical services  ..................    2,009,031
 Management services and other  ...............       50,785
                                                  -----------
     Total revenues  ..........................    2,516,432
Costs and expenses:
 Operating, general and administrative
   expenses....................................    2,130,250
 Depreciation and amortization  ...............      104,971
 Rent   .......................................       84,518
 Interest, net   ..............................      110,674
 Non-recurring costs (income)   ...............       36,874
                                                  -----------
     Total costs and expenses .................    2,467,287
 Earnings (loss) before equity in earnings
   (loss) of affiliates,
   income taxes and extraordinary items .......       49,145
Equity in earnings (loss) of affiliates  ......        2,223
                                                  ----------
 Earnings (loss) before income taxes and
   extraordinary items   ......................       51,368

Federal and state income taxes ................       32,634
                                                  ----------
 Earnings before extraordinary items  .........   $   18,734
                                                  ==========
Earnings per share before extraordinary items:
 Primary   ....................................      $  0.46
 Fully-diluted   ..............................         0.64
                                                  ==========
Weighted average shares:
 Primary   ....................................       40,372
 Fully-diluted   ..............................       51,093
                                                  ==========

-------------
* Twelve months ended January 31, 1997

                       INTEGRATED HEALTH SERVICES, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  IHS          PHARMACY           ILC            CCA            CCA
                                              ACTUAL(19)    ADJUSTMENTS(12)   ADJUSTMENTS(13)   ACTUAL(15)     ADJUSTMENTS
                                             ------------- ---------------- ---------------- ----------- -----------------


Net revenues:
 Basic medical services   .................. $  268,268                                       $ 66,287
 Specialty medical services  ...............  1,093,571                                          1,086
 Management services and other  ............     29,998                                          1,408
                                             -----------                                      --------
     Total revenues  .......................  1,391,837                                         68,781
Costs and expenses:
 Operating, general and administrative
   expenses  ...............................  1,095,686                                         60,118
 Depreciation and amortization  ............     47,818                                          1,931    $    1,167 (e)
 Rent   ....................................     75,322                                          5,702
 Interest, net   ...........................     71,991                                          3,918         1,046 (b)
 Non-recurring charges, net  ...............     20,047    $     7,578 (c)  $     4,635 (d)         --
                                             -----------   -----------      -----------       --------    ----------
     Total costs and expenses ..............  1,310,864          7,578            4,635         71,669         2,213
 Earnings (loss) before equity in earn-
   ings of affiliates, income taxes and
   extraordinary items   ...................     80,973         (7,578)          (4,635)        (2,888)       (2,213)
Equity in earnings of affiliates   .........       (713)                                            --
                                             -----------  ------------      -----------       --------    ----------
 Earnings (loss) before income taxes
   and extraordinary items  ................     80,260    $    (7,578)     $    (4,635)      $ (2,888)   $   (2,213)
                                                           ===========      ===========       ========    ==========
Federal and state income taxes .............     31,301
                                             -----------
 Earnings before extraordinary items  ...... $   48,959
                                             ===========
Earnings per share before extraordinary items:
 Primary   ................................. $     1.78
 Fully-diluted   ...........................       1.57
                                             ===========
Weighted average shares:
 Primary   .................................     27,512
 Fully-diluted   ...........................     35,803
                                             ===========

                                                    CORAM LITHOTRIPSY
                                                       DIVISION
                                             -------------------------------


                                                                                   ROTECH          ROTECH
                                              ACTUAL(16)     ADJUSTMENTS         ACTUAL(17)*     ADJUSTMENTS
                                             ------------ ------------------   -------------  -----------------
Net revenues:
 Basic medical services   ..................   $    --                          $      --
 Specialty medical services  ...............    35,873                            332,384
 Management services and other  ............                                           --
                                               -------                          ---------
     Total revenues  .......................    35,873                            332,384
Costs and expenses:
 Operating, general and administrative
   expenses  ...............................    14,408                            245,925
 Depreciation and amortization  ............     4,184    $        89 (e)          35,007       $(1,229)(e)
 Rent   ....................................        --                                 --
 Interest, net   ...........................      (119)         7,310 (b)          11,131           667 (f)
 Non-recurring charges, net  ...............        --                                 --            --
                                               -------    -----------           ---------       -------
     Total costs and expenses ..............    18,473          7,399             292,063          (562)
 Earnings (loss) before equity in earn-
   ings of affiliates, income taxes and
   extraordinary items   ...................    17,400         (7,399)             40,321           562
Equity in earnings of affiliates   .........       465                                 --            --
                                               -------    -----------           ---------       -------
 Earnings (loss) before income taxes           $17,865    $    (7,399)          $  40,321       $   562
 and extraordinary items  ..................   =======    ===========           =========       =======


Federal and state income taxes .............

 Earnings before extraordinary items  ......

Earnings per share before extraordinary items:
 Primary   .................................
 Fully-diluted   ...........................

Weighted average shares:
 Primary   .................................                                       26,621       (11,165)
 Fully-diluted   ...........................                                       31,237       (13,101)
                                                                                =========    ==========


                                                           OTHER            OTHER
                                                        ACQUISITIONS    ACQUISITIONS      PRO FORMA
                                                         ACTUAL(20)      ADJUSTMENTS     CONSOLIDATED
                                                       -------------- ----------------- -------------

Net revenues:                                             $     --                      $  334,555
 Basic medical services   ..................                95,031                       1,557,945
 Specialty medical services  ...............                    --                          31,406
 Management services and other  ............              ---------                     -----------
                                                            95,031                       1,923,906
     Total revenues  .......................
Costs and expenses:
 Operating, general and administrative                      83,288                       1,499,425
   expenses  ...............................                   462     $    1,749 (e)       91,178
 Depreciation and amortization  ............                   547                          81,571
 Rent   ....................................                 1,312          1,500 (b)       98,756
 Interest, net   ...........................                    --                          32,260
 Non-recurring charges, net  ...............              ---------    ----------       -----------
                                                            85,609          3,249        1,803,190
     Total costs and expenses ..............
 Earnings (loss) before equity in earn-
   ings of affiliates, income taxes and ....                 9,422         (3,249)         120,716
   extraordinary items   ...................                    --                            (248)
Equity in earnings of affiliates   .........              ---------    ----------       ----------

 Earnings (loss) before income taxes                      $  9,422     $   (3,249)         120,468
 and extraordinary items  ..................              =========    ==========

Federal and state income taxes .............                                                56,872
                                                                                        ----------
 Earnings before extraordinary items  ......                                            $   63,596
                                                                                        ==========
Earnings per share before extraordinary items:
 Primary   .................................                                            $     1.44
 Fully-diluted   ...........................                                                  1.34
                                                                                        ==========
Weighted average shares:
 Primary   .................................                                1,174           44,142
 Fully-diluted   ...........................                                1,174           55,113
                                                                       ==========       ==========




-----------
* Nine months ended July 31, 1997

                   NOTES TO PRO FORMA FINANCIAL INFORMATION

 (1) Certain amounts have been reclassified to conform the presentation of the Coram Lithotripsy Division, RoTech and IHS.

 (2) Represents the present value of contingent payments aggregating $50,000,000 due in 2000 and 2001 relating to the First American Acquisition, which payments IHS deems probable.

 (3) Represents the excess of the purchase price for the Coram Lithotripsy Division over the estimated fair values of the net assets acquired, as follows:



            Purchase price  .......................................   $131,000,000
            Direct costs of acquisition ...........................      5,000,000
            Stockholders' equity of Coram Lithotripsy Division  ...     73,622,000
                                                                      -------------
                                                                      $ 62,378,000
                                                                      =============



 (4) Represents   elimination  of  stockholders'  equity  of  Coram  Lithotripsy
     Division.

 (5) Represents the pay down of borrowings outstanding under RoTech's credit facility with proceeds from IHS' term loan facility.

 (6) Represents nonrecurring charges directly attributable to the RoTech Acquisition, which will be included in IHS' statement of operations within the 12 month period following the transaction. Such charges represent the nonrecurring lump sum payments to certain RoTech officers aggregating $4,750,000 less related income tax benefit of $800,000.

 (7) Represents the excess of the purchase price (based on a price per share of IHS Common Stock of $33.00 (the closing price of IHS Common Stock on October 21, 1997 (the date the RoTech Acquisition was consummated)) and using the 26,866,000 shares of RoTech Common Stock outstanding on October 21, 1997 (including 422,651 shares of redeemable common stock (see note 9 below)) adjusted for the exchange ratio of .5806) including estimated direct costs of the RoTech Acquisition of $10,250,000 (see note 8 below), over the estimated fair values of the net assets acquired, as follows:

         Merger consideration for RoTech ................         $514,753,000
         Direct costs of acquisition ....................           10,250,000
                                                                  ------------
                                                                   525,003,000

         Stockholders' equity of RoTech (including redeemable
           common stock of $4,076,000) ..................          218,036,000
                                                                  ------------
                                                                  $306,967,000
                                                                  ============

 (8) Represents the estimated expenses of the RoTech Acquisition of $10,250,000 as follows: Non-compete payments to certain officers ($5,000,000); professional fees ($2,500,000); filing fees ($500,000); and other ($2,250,000). Other primarily represents severance payments and related benefits anticipated to be paid to identified employees whose employment will be terminated after the RoTech Acquisition in accordance with a restructuring plan to be adopted.

 (9) Represents 422,651 shares of RoTech Common Stock (245,391 shares of IHS Common Stock after the RoTech Acquisition) subject to put options at the sole discretion of the RoTech stockholder at prices ranging from $9.75 to $17.50 per share ($16.79 to $30.14 per share of IHS Common Stock). The put options expire at various dates between October 1997 and December 1999. Because the put price is below the current market price of the IHS Common Stock, IHS has assumed for purposes of these pro forma financial statements that the put options will not be exercised and, therefore, the shares of IHS Common Stock issued in exchange for such RoTech Common Stock have not been classified as redeemable common stock, but have been included in stockholders' equity for purposes of the pro forma financial statements.

 (10)Represents the RoTech Acquisition consideration of $514,753,000 (see note 7 above), less $16,000 allocated to Common stock and less RoTech's Additional paid-in capital of $131,269,000. Other adjustments represent eliminations of RoTech's equity account balances.

 (11)Includes the results of operations of (i) its pharmacy division through July 30, 1996, the date of the Pharmacy Sale, (ii) its assisted living services subsidiary through October 9, 1996, the date of closing of the ILC Offering, (iii) First American from October 17, 1996, the date of closing of the First American Acquisition, (iv) Vintage Health Care Center from January 29, 1996, the date of closing of the Vintage Acquisition, (v) Rehab Management Systems, Inc. from March 19, 1996, the date of closing of the RMS Acquisition, (vi) Hospice of the Great Lakes, Inc. from May 1, 1996, the date of closing of the Hospice Acquisition, (vii) J.R. Rehab Associates, Inc. from August 1, 1996, the date of closing of the J.R. Rehab Acquisition, (viii) Extendicare of Tennessee, Inc. from August 12, 1996, the date of closing of the Extendicare Acquisition, (ix) Edgewater Home Infusion Services, Inc. from August 19, 1996, the date of closing of the Edgewater Acquisition, (x) Century Home Services, Inc. from September 13, 1996, the date of closing of the Century Acquisition, (xi) Signature Home Care, Inc. from September 25, 1996, the date of closing of the Signature Acquisition, (xii) Mediq Mobile X-Ray Services, Inc. from November 7, 1996, the date of closing of the Mediq Acquisition, (xiii) Total Rehab Services, LLC and Total Rehab Services 02, LLC from November 8, 1996, the date of closing of the Total Rehab Acquisition and (xiv) Lifeway Inc. from November 8, 1996, the date of closing of the Lifeway Acquisition. Also includes from October 9, 1996 IHS' equity in ILC's earnings. See notes 12, 13, 14 and 18 below.


 (12)In July 1996, IHS sold its pharmacy division to Capstone Pharmacy Services, Inc. ("Capstone") for a purchase price of $150 million, consisting of cash of $125 million and shares of Capstone common stock having a value of $25 million. IHS used the net proceeds of the sale to repay borrowings under its revolving credit facility. IHS had a pre-tax gain of $34.3 million. Because IHS' investment in the pharmacy division had a very small tax basis, the taxable gain on the sale significantly exceeded the gain for financial reporting purposes, thereby resulting in a disproportionately higher income tax provision related to the sale. IHS' investment in Capstone common stock of $14.7 million was recorded at carryover cost and classified as securities available for sale. In 1997, IHS recognized the remaining gain of $7.6 million when restrictions on transferability of such shares were removed.

 (13)On October 9, 1996, Integrated Living Communities, Inc. ("ILC"), at the time a wholly-owned subsidiary of IHS which provides assisted living and related services to the private pay elderly market, completed an initial public offering of ILC common stock. IHS sold 1,400,000 shares of ILC common stock in the offering, for which it received aggregate net proceeds of approximately $10.4 million. In addition, ILC used approximately $7.4
     million  of  the  net  proceeds   received  by  it  to  repay   outstanding
     indebtedness to IHS. IHS used the net proceeds from the sale to repay borrowings under its credit facility. IHS recorded a pre-tax loss of approximately $8.5 million in the fourth quarter of 1996 as a result of this transaction. On July 2, 1997, IHS sold the remaining 2,497,900 shares of ILC common stock it owned, representing 37.3% of the outstanding ILC common stock, for $11.50 per share in a cash tender offer (the "ILC Sale"). IHS recorded a gain of approximately $4.6 million from the ILC Sale in the third quarter of 1997.

 (14)In October 1996, IHS acquired through merger First American. The purchase price was $154.1 million in cash, which IHS borrowed under its credit facility, plus contingent payments of up to $155 million payable at various times through 2004.

 (15)In September 1997 IHS acquired through a tender offer and subsequent merger all the outstanding stock of CCA. IHS paid $34.3 million in cash, repaid approximately $58.5 million of indebtedness assumed in the merger (including restructuring fees of $4.9 million) and assumed approximately $27.0 million of indebtedness. IHS incurred direct costs of acquisition of approximately $5.2 million. In connection with the CCA Acquisition, the Company held for sale 19 long-term care facilities. Actual results for CCA have been adjusted as follows:


                                                                        YEAR ENDED           NINE MONTHS
                                                                       DECEMBER 31,       ENDED SEPTEMBER 25,
                                                                           1996                  1997
                                                                   --------------------- --------------------
                                                                    INCREASE/(DECREASE)   INCREASE/(DECREASE)
                                                                                 (IN THOUSANDS)

   Revenue  ......................................................      $ (30,518)            $ (24,999)
   Operating expense .............................................        (31,196)              (23,288)
   Depreciation   ................................................           (965)                 (594)
   Rent  .........................................................         (3,017)               (3,125)
   Interest ......................................................           (323)                 (900)
   Non-recurring costs ...........................................            (66)                   --
                                                                        ---------             ---------
   Adjustment to earnings (loss) before extraordinary item  ......      $   5,049             $   2,908
                                                                        =========             =========

(16) On October 2, 1997, IHS acquired substantially all the assets of the Coram Lithotripsy Division for cash of approximately $131.0 million, including the payment of $1.0 million of indebtedness.

 (17)In  October  1997,  IHS  acquired   through   merger  RoTech.   IHS  issued
     approximately 15,350,670 shares of Common Stock in the merger, repaid $199.7 million of indebtedness assumed in the merger and assumed $110 million of indebtedness. The actual RoTech results of operations for the 12 months ended January 31, 1997 and the nine months ended July 31, 1997 both include RoTech's results of operations for the three months ended January 31, 1997.

(18) Consists of the following acquisitions:

     Vintage Acquisition. In January 1996, IHS purchased Vintage Health Care Center, a 220 bed skilled nursing and assisted living facility in Denton, Texas, for $6.9 million. A condominium interest in the assisted living portion of this facility (valued at $3.5 million) was contributed to ILC on June 1, 1996.

      RMS Acquisition. In March 1996, IHS acquired all of the outstanding capital stock of Rehab Management Systems, Inc. ("RMS"), which operates outpatient rehabilitation therapy clinics in central Florida. RMS also managed one therapy and one physician clinic. Total purchase price was $10.0 million, including $8.0 million representing the issuance of 385,542 shares of IHS Common Stock. In addition, IHS incurred direct costs of acquisition of $2.9 million. Total goodwill at the date of acquisition was $12.8 million.

      Hospice of the Great Lakes Acquisition. In May 1996, IHS acquired substantially all the assets of Hospice of the Great Lakes, Inc., a hospice company in Northbrook, Illinois. Total purchase price was $8.2 million representing the issuance of 304,822 shares of IHS Common Stock. IHS incurred direct costs of acquisition of $1.0 million. Total goodwill at the date of acquisition aggregated $9.0 million.

      J.R. Rehab Acquisition. In August 1996, IHS acquired all of the outstanding capital stock of J.R. Rehab Associates, Inc., an inpatient and outpatient rehabilitation clinic in Mooresville, North Carolina. Total purchase price was approximately $2.1 million. IHS incurred direct costs of acquisition of $200,000. Total goodwill at the date of acquisition aggregated $3.2 million.

      Extendicare Acquisition. In August 1996, IHS acquired substantially all of the assets of Extendicare of Tennessee, Inc., a home healthcare company in Memphis, Tennessee. Total purchase price was approximately $3.4 million. IHS incurred direct costs of acquisition of $200,000. Total goodwill at the date of acquisition aggregated $1.9 million.

      Edgewater Acquisition. In August 1996, IHS acquired substantially all the assets of Edgewater Home Infusion Services, Inc., a home infusion company in Miami, Florida. Total purchase price was approximately $8.0 million. IHS incurred direct costs of acquisition of $300,000. Total goodwill at the date of acquisition aggregated $7.7 million.

      Century Acquisition. In August 1996, IHS acquired substantially all the assets of Century Health Services, Inc., a home healthcare company in Murfreesboro, Tennessee. Total purchase price was approximately $2.4 million. In addition, IHS used borrowings under its revolving credit facility to repay approximately $1.6 million of debt of Century assumed in the acquisition. IHS incurred direct costs of acquisition of $200,000. Total goodwill at the date of acquisition aggregated $12.1 million.

      Signature Acquisition. In September 1996, IHS acquired all of the outstanding capital stock of Signature Home Care, Inc., a home care company in Dallas, Texas. Total purchase price was approximately $9.2 million, including $4.7 million representing the issuance of 196,374 shares of IHS Common Stock. In addition, IHS used borrowings under its revolving credit facility to repay approximately $1.9 million of Signature's debt. IHS incurred direct costs of acquisition of $2.5 million. Total goodwill at the date of acquisition aggregated $21.1 million.

      Mediq Acquisition. In November 1996, the Company acquired the assets of Mediq Mobile X-Ray Services, Inc., which provides mobile diagnostic services. The total purchase price was $10.1 million, including $5.2 million representing the issuance of 143,893 shares of the Company's Common Stock (after giving effect to the return of 59,828 shares of IHS Common Stock because of an increase in the share price of the Company's Common Stock between the date of issuance and the date such shares were registered for resale). In addition, the Company incurred direct costs of acquisition of $5.5 million. Total goodwill at the date of acquisition was $15.6 million.

      Total Rehab Acquisition. In November 1996, the Company acquired the assets of Total Rehab Services, LLC and Total Rehab Services 02, LLC, which provide contract rehabilitative and respiratory services. The total purchase price was $8.0 million, including $2.7 million representing the issuance of 106,559 shares of the Company's Common Stock. In addition, the Company repaid approximately $3.9 million of Total Rehab's debt. In addition, the Company incurred direct costs of acquisition of $1.3 million. Total goodwill at the date of acquisition was $12.0 million.

      Lifeway Acquisition. In November 1996, the Company acquired all of the outstanding stock of Lifeway, Inc., which provides physician and disease management services. The total purchase price was $900,000 representing the issuance of 38,502 shares of the Company's Common Stock. IHS also issued 48,129 shares of Common Stock to Robert Elkins, Chairman and Chief Executive Officer of the Company, in payment of outstanding loans of $1.1 million from Mr. Elkins to Lifeway. In addition, the Company incurred direct costs of acquisition of $275,000.

      In-Home Acquisition. In January 1997, IHS acquired all the outstanding capital stock of In-Home Health Care, Inc. ("In-Home"), a home health company in Salt Lake City, Utah. Total purchase price was $3.2 million. IHS incurred direct costs of acquisition of $250,000. Total goodwill at the date of acquisition aggregated $3.9 million.

      Portable X-Ray Acquisition. In February 1997, IHS acquired substantially all the assets of Portable X-Ray Labs, Inc. ("Portable X-Ray"), a mobile diagnostics company in Anaheim, California. Total purchase price was $4.9 million. IHS incurred direct costs of acquisition of $1.3 million. Total goodwill at the date of acquisition aggregated $5.7 million.

      Coastal Acquisition. In April 1997, IHS acquired substantially all the assets of Coastal Rehabilitation, Inc. ("Coastal"), an inpatient rehabilitation company in Indian Harbour, Florida. Total purchase price was $1.3 million. IHS incurred direct costs of acquisition of $200,000. Total goodwill at the date of acquisition aggregated $1.8 million.

      Health Care Industries Acquisition. In June 1997, IHS acquired all the outstanding capital stock of Health Care Industries, Inc. ("Health Care Industries"), a home health company in Florida. Total purchase price was $1.8 million. IHS incurred direct costs of acquisition of $500,000. Total goodwill at the date of acquisition aggregated $2.5 million.

      Rehab Dynamics Acquisition. In June 1997, IHS acquired substantially all the assets of Rehab Dynamics, Inc. and Restorative Therapy, Ltd. (collectively "Rehab Dynamics"), related contract rehab companies. Total purchase price was $19.7 million, including $11.5 million representing the issuance of 322,472 shares of the Company's Common Stock. IHS incurred direct costs of acquisition of $2.5 million. Total goodwill at the date of acquisition aggregated $21.5 million.

      Arcadia Acquisition. In August 1997, IHS acquired all the outstanding capital stock of Arcadia Services, Inc. ("Arcadia"), a home health company. Total purchase price was $27.0 million, including $17.2 million representing the issuance of 531,198 shares of IHS Common Stock. IHS incurred direct costs of acquisition of $3.0 million. Total goodwill at the date of acquisition aggregated $39.2 million.

      APS Acquisition. In August 1997, IHS acquired all the outstanding capital stock of Ambulatory Pharmaceutical Services, Inc. and APS American, Inc. (collectively, "APS"), related home health companies. Total purchase price was $34.3 million, including $16.1 million representing the issuance of 532,240 shares of IHS Common Stock. IHS incurred direct costs of acquisition of $2.0 million. Total goodwill at the date of acquisition aggregated $39.6 million.

      Barton Creek Acquisition. In September 1997, IHS acquired all the outstanding capital stock of Barton Creek Health Care, Inc. ("Barton Creek"), a home health company. Total purchase price was $4.9 million. IHS incurred direct costs of acquisition of $300,000. Total goodwill at the date of acquisition aggregated $7.3 million.


(19) Includes the results of operations from the respective dates of acquisition as follows: (i) In-Home from January 10, 1997, (ii) Portable X-Ray from February 5, 1997, (iii) Coastal from April 7, 1997, (iv) Health Care Industries from June 10, 1997, (iv) Rehab Dynamics from June 20, 1997, (v) Arcadia from August 29, 1997, (vi) APS from August 30, 1997, (vii) Barton Creek from September 23, 1997 and (viii) CCA from September 25, 1997.

(20) Consists of the In-Home Acquisition, the Portable X-Ray Acquisition, the Coastal Acquisition, the Health Care Industries Acquisition, the Rehab Dynamics Acquisition, the Arcadia Acquisition, the APS Acquisition and the Barton Creek Acquisition.


                               ----------------


For purposes of determining the effects of the acquisitions and divestitures described in Notes 11 through 20 above, including those events which are (i) directly attributable to the transaction, (ii) expected to have a continuing impact on IHS, and (iii) factually supportable, the following estimates and adjustments have been made:


   (a)   Represents actual revenues and expenses of divisions sold.

   (b) Represents (reduction in) additional interest expense resulting from (repayment) borrowings under IHS' credit facility to finance acquisitions based on the interest rate under the credit facility on the date of (repayment) borrowings, as follows:

                          YEAR ENDED DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)

                                                                DEBT        MONTHS      INTEREST     INTEREST
                                                             (PROCEEDS)     IN 1996       RATE       ADJUSTMENT
                                                            ------------   ---------   ----------   -----------


   Pharmacy .............................................    $ (91,000)       7.0        7.19%       $ (3,817)
   ILC Offering   .......................................      (17,851)       9.0        7.19%           (963)
   First American .......................................      165,000        9.5        7.13%          9,314
   CCA borrowings(1) ....................................       98,000       12.0        7.44%          7,291
   CCA borrowings repaid(1) .............................      (53,600)      12.0       11.00%         (5,896)
   Coram Lithotripsy Division ...........................      131,000       12.0        7.44%          9,746
                                                             ---------       -----      ------       --------
   Other Acquisitions
      In-Home Health ....................................        3,200       12.0        7.38%            236
      Portable X-Ray ....................................        4,900       12.0        7.25%            355
      Coastal  ..........................................        1,250       12.0        7.19%             90
      Health Care Industries  ...........................        1,825       12.0        7.19%            131
      Rehab Dynamics ....................................        8,203       12.0        7.19%            590
      APS   .............................................       18,125       12.0        7.19%          1,303
      Barton Creek   ....................................        4,400       12.0        7.44%            327
      Total Rehab .......................................        5,300       10.0        7.13%            315
      Mediq .............................................        4,942       10.0        7.13%            294
      Century  ..........................................        2,390        8.5        7.25%            123
      Signature   .......................................        4,519        9.0        7.19%            244
      Edgewater   .......................................        7,974        7.5        7.25%            361
      Extendicare .......................................        3,410        7.5        7.25%            155
      J.R. Rehab  .......................................        2,100        7.0        7.25%             89
      RMS   .............................................        2,000        2.5        6.88%             29
      Vintage  ..........................................        6,932        1.0        7.06%             41
                                                             ---------                               --------
      Total Other .......................................       81,470                                  4,683
   Total    .............................................    $ 313,019                               $ 20,358
                                                             =========                               ========
      Effect of  1/8% reduction in interest expense   ...    $ 313,019                               $ 19,978
      Effect of  1/8% increase in interest expense ......    $ 313,019                               $ 20,739

----------
(1) In connection with the CCA Acquisition, IHS borrowed an aggregate of $98,000,000, of which $53,600,000 was used to repay outstanding indebtedness of CCA bearing interest at 11% per annum.



                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                            (DOLLARS IN THOUSANDS)

                                                                         MONTHS      INTEREST     INTEREST
                                                              DEBT       IN 1997       RATE       ADJUSTMENT
                                                           ----------   ---------   ----------   -----------

   CCA borrowings(1)....................................    $ 98,000       9.0        7.44%        $ 5,468
   CCA borrowings repaid(1) ............................     (53,600)      9.0       11.00%         (4,422)
   Coram Lithotripsy Division   ........................     131,000       9.0        7.44%          7,310
                                                            ---------      ----      ------        --------
   Other Acquisitions
      In-Home Health   .................................    $  3,200        .5        7.38%             10
      Portable X-Ray   .................................       4,900       1.3        7.25%             37
      Coastal ..........................................       1,250       3.3        7.19%             24
      Health Care Industries ...........................       1,825       5.3        7.19%             57
      Rehab Dynamics   .................................       8,203       5.5        7.19%            271
      APS  .............................................      18,125       8.0        7.19%            869
      Barton Creek  ....................................       4,400       8.5        7.44%            232
                                                            ---------                              --------
      Total Other   ....................................      41,903                                 1,500
   Total   .............................................    $217,303                               $ 9,856
                                                            =========                             ========
   Effect of  1/8% reduction in interest expense  ......    $217,303                               $ 9,668
   Effect of  1/8% increase in interest expense   ......    $217,303                               $10,049

----------
(1) In connection with the CCA Acquisition, IHS borrowed an aggregate of $98,000,000, of which $53,600,000 was used to repay outstanding indebtedness of CCA bearing interest at 11% per annum.

   (c) Represents gain on the sale of the pharmacy division of $34,298,000 and $7,578,000 recorded in 1996 and 1997, respectively.


   (d) Represents loss on sale of shares in the ILC Offering in 1996 and gain on sale of shares in the ILC Sale in 1997.


   (e) Represents additional amortization relating to goodwill and other intangibles recorded as a result of the acquisition, amortized using the straight line method over 15-40 years, as follows:


                         YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                     LESS: PREVIOUSLY     ADJUSTED     MONTHS
                                                         ANNUAL          RECORDED          ANNUAL       IN
             COMPANY               GOODWILL    LIFE   AMORTIZATION     AMORTIZATION     AMORTIZATION   1996    ADJUSTMENT
--------------------------------- ----------- ------ -------------- ------------------ -------------- ------- -----------

   First American    ............ $  227,406    40      $ 5,685        $       0          $ 5,685        9.5    $4,501
   CCA   ........................     97,009    40        2,425             (571)           1,854       12.0     1,854
   Coram Lithotripsy Division ...    140,123    40        3,503           (4,036)            (533)      12.0      (533)
   RoTech goodwill   ............    574,762    40       14,369          (11,853)           2,516       12.0     2,516
   RoTech non-compete ...........      5,000    15          334                0              334       12.0       334
                                  -----------   --      --------       ----------         --------     -----   -------
   Other Acquisitions
     Lifeway   ..................          0    40            0                0                0       10.0         0
     Total Rehab  ...............     11,982    40          300                0              300       10.0       250
     Mediq  .....................     15,600    40          390                0              390       10.0       325
     Century   ..................     12,140    40          304               (5)             299        8.5       211
     Signature    ...............     21,122    40          528              (24)             504        9.0       378
     Edgewater    ...............      7,685    40          192               (1)             191        7.5       119
     Extendicare  ...............      1,945    40           49                0               49        7.5        30
     J.R. Rehab   ...............      3,159    40           79               (2)              77        7.0        45
     Hospice of Great Lakes   .        9,031    40          226               (2)             224        4.0        75
     RMS    .....................     12,832    40          321                0              321        2.5        67
     Vintage   ..................          0    40            0                0                0        1.0         0
     In Home Health  ............      3,856    40           96                0               96       12.0        96
     Portable X-Ray  ............      5,653    40          141                0              141       12.0       141
     Coastal   ..................      1,764    40           44                0               44       12.0        44
     Health Care Industries   ...      2,505    40           63                0               63       12.0        63
     Rehab Dynamics  ............     21,478    40          537                0              537       12.0       537
     Arcadia   ..................     39,233    40          981                0              981       12.0       981
     APS ........................     39,624    40          991                0              991       12.0       991
     Barton Creek ...............      7,292    40          182                0              182       12.0       182
                                  -----------   --     --------       ----------         --------     ------   -------
                                     216,901              5,423              (34)           5,389                4,535
                                  ----------           --------       ----------         --------              -------
   Total    ..................... $1,261,201           $ 31,739       $  (16,494)         $15,245              $13,207
                                  ==========           ========       ==========         ========              =======

                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                            (DOLLARS IN THOUSANDS)



                                                                   LESS: PREVIOUSLY   NINE MONTHS    MONTHS
                                                    NINE MONTHS        RECORDED         ADJUSTED      IN
            COMPANY               GOODWILL   LIFE   AMORTIZATION     AMORTIZATION     AMORTIZATION   1997    ADJUSTMENT
-------------------------------- ---------- ------ -------------- ------------------ -------------- ------- -----------

   CCA .......................... $ 97,009    40      $ 1,819         $   (652)        $  1,167       9.0    $  1,167
   Coram Lithotripsy Division ..   140,123    40        2,627           (2,538)              89       9.0          89
   RoTech goodwill  ............   574,762    40       10,777         $(12,256)        $ (1,479)      9.0    $ (1,479)
   RoTech non-compete ..........     5,000    15          250                0              250       9.0         250
                                  ---------   --      --------        --------         --------       ----   --------
   Other Acquisitions
     In Home Health ............     3,856    40           72                0               72        .5           4
     Portable X-Ray ............     5,653    40          106                0              106       1.3          15
     Coastal  ..................     1,764    40           33                0               33       3.3          12
     Health Care Industries  ...     2,505    40           47                0               47       5.3          29
     Rehab Dynamics ............    21,478    40          404                0              404       5.5         247
     Arcadia  ..................... 39,233    40          736                0              736       8.0         654
     APS   ........................ 39,624    40          743                0              743       8.0         660
     Barton Creek   ...............  7,292    40          137                0              137       8.5         129
                                  ---------   --      --------        --------         --------       ----   --------
                                   121,405              2,278                0            2,278                 1,749
                                  ---------           --------        --------         --------              --------
   Total   .....................  $938,299            $17,751         $(15,446)        $  2,305              $  1,776
                                  =========           ========        ========         ========              ========

(f) Represents additional interest on borrowing by IHS to repay RoTech's credit facility as follows:

                                                              TWELVE MONTHS ENDED  NINE MONTHS ENDED
                                                               JANUARY 31, 1997      JULY 31, 1997
                                                             --------------------- -----------------

        Credit facility:
         Average borrowings outstanding during the period   .    $ 85,290,000       $ 138,855,000
         IHS average borrowing rate during the period    ...             7.13%               7.17%
         Pro forma interest   ..............................     $  6,081,000       $   7,467,000
         Less actual interest ..............................        5,606,000           6,800,000
                                                                 ------------       -------------
        Pro forma adjustment  ..............................     $    475,000       $     667,000
                                                                 ============       =============

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   INTEGRATED HEALTH SERVICES, INC.



Date: November 24, 1997             By: /s/ W. Bradley Bennett
                                       ---------------------------------------
                                        Name:  W. Bradley Bennett
                                        Title: Executive Vice President--Chief
                                               Accounting Officer

                                 Exhibit Index

          2. Agreement and Plan of Merger, dated as of July 6, 1997, among Integrated Health Services, Inc., IHS Acquisition XXIV, Inc. and RoTech Medical Corporation (incorporated herein by reference to Exhibit 2 to Current Report on Form 8-K dated July 6, 1997 of Integrated Health Services, Inc.).